EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the inclusion in this Registration Statement on Form S-1 of Athens Federal Community Bank and subsidiaries of our report dated September 11, 2009, relating to our audits of the consolidated financial statements appearing in the Prospectus, which is a part of this Registration Statement on Form S-1.
We also consent to the reference to our firm under the caption “Experts” included in such Prospectus.
/s/ Hazlett, Lewis & Bieter, PLLC
Chattanooga, Tennessee
September 15, 2009